UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302
Phoenix, Arizona		85004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.00% Notes Due 2025	TRINL	Nasdaq Global Select Market
7.875% Note Due 2029	TRINZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to the 2019 Trinity Capital Inc. Long-Term Incentive Plan

On June 12, 2024, Trinity Capital Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company, upon recommendation of the Board of Directors of the Company (the “Board of Directors”), approved an amendment to the 2019 Trinity Capital Inc. Long-Term Incentive Plan (as amended, the “Amended 2019 Long-Term Incentive Plan”) to (i) increase the total number of shares available for issuance thereunder by 5,800,000 shares (from 3,600,000 shares to 9,400,000 shares), (ii) clarify that shares withheld by the Company used in payment of the exercise price of an option or to satisfy tax withholding and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, in each case, will not be added (or added back, as applicable) to the aggregate number of shares available for issuance under the Amended 2019 Long-Term Incentive Plan and (iii) add a one-year minimum vesting period for awards granted under the Amended 2019 Long-Term Incentive Plan, except (x) for awards granted for up to an aggregate of 5% of the maximum number of shares authorized for issuance thereunder, (y) in the event of a “covered transaction” (as defined in the Amended 2019 Long-Term Incentive Plan) and (z) in the case of certain qualifying terminations of employment, as may be agreed to between the Company and any employee participant in an employment or similar agreement.

Amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan

At the Annual Meeting, the stockholders of the Company, upon recommendation of the Board of Directors, also approved an amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan (as amended, the “Amended 2019 Restricted Stock Plan”) to increase the total number of shares available for issuance thereunder by 60,000 shares (from 60,000 shares to 120,000 shares).

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the text of the Amendment to the 2019 Trinity Capital Inc. Long-Term Incentive Plan and the Amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of each of amendment can be found in “Proposal 2: Approval of the Amendment to the 2019 Trinity Capital Inc. Long-Term Incentive Plan” and “Proposal 3: Approval of the Amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”), which descriptions are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on June 12, 2024, the Company submitted four matters to the vote of its stockholders, each of which is described in detail in the Company’s Proxy Statement. As of the close of business on April 15, 2024, the record date for the Annual Meeting, there were 49,153,339 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the Company’s stockholders at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

The Company’s stockholders re-elected two directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Against	Abstain	Broker Non-Votes
Kyle Brown	15,263,590	3,649,563	190,096	16,933,308
Richard P. Hamada	14,930,383	3,949,234	223,632	16,933,308

Proposal 2: Approve an amendment to the 2019 Long-Term Incentive Plan

The Company’s stockholders approved a proposal to amend the 2019 Trinity Capital Inc. Long-Term Incentive Plan. The following vote was taken in connection with this proposal:

For	Against	Abstain	Broker Non-Votes
17,257,041	1,383,754	462,454	16,933,308

Proposal 3: Approve an amendment to the 2019 Non-Employee Director Restricted Stock Plan

The Company’s stockholders approved a proposal to amend the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan. The following vote was taken in connection with this proposal:

For	Against	Abstain	Broker Non-Votes
17,616,022	966,391	520,836	16,933,308

Proposal 4: Ratify the selection of Ernst & Young LLP

The Company’s stockholders approved the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The following vote was taken in connection with this proposal:

For	Against	Abstain
35,549,941	263,166	223,450

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1*	Amendment No.1 to the 2019 Trinity Capital Inc. Long-Term Incentive Plan.
10.2*	Amendment No. 1 to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

Date:	June 14, 2024	By:	/s/ Kyle Brown
Kyle Brown Chief Executive Officer